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On July 13, 2020, Churchill Capital Corp III held an investor conference call and presentation regarding the proposed business combination with MultiPlan, Inc. The following is a transcript of the aforementioned investor conference call and presentation.

Tyler Dickson:

Good morning, everyone. This is Tyler Dickson. I run global banking, capital markets and advisory at Citi. Welcome to the Churchill MultiPlan group investor presentation. Citi is truly excited about the opportunity to introduce this story to public investors for the first time ever. The combination of Churchill and MultiPlan is the largest merger of a SPAC in a private company ever. The pipe raised alongside the combination is also the largest pipe connected with a SPAC merger ever. These important transactions create an outstanding foundation for MultiPlan to succeed and grow as a public market company.

Tyler Dickson:

Citi believes MultiPlan's unique market position, scale, financial profile and market cap will appeal to investors seeking exposure to industry leaders in healthcare information technology, data and analytics, and payments segments, and health tech more broadly. With us from management we're pleased to introduce Michael Klein, chairman and CEO of Churchill Capital, and Mark Tabak, chairman and CEO of MultiPlan. Following the call, management will host a brief Q&A session. Questions can be submitted via email to questions@churchillcapitalcorp.com. We would like to start with a short video before beginning the presentation with management.

Speaker 1:

The US healthcare system is vast, complex and growing. Insurers, healthcare providers and consumers all play a critical role. MultiPlan is on the right side of healthcare, bringing order, efficiency, affordability, and fairness to this system, providing savings to insurers and patients alike, using technology, data, algorithms and IP to create cost management solutions across the board. Today, MultiPlan is mission critical to the healthcare system, providing essential and patented tech solutions with a robust IT infrastructure, 3.5 petabytes of data, a database of one billion claims, proprietary IP and algorithms, with a modern high-scale platform and operating a network of 1.2 million healthcare providers with more than 60 million consumers, who also benefit from the savings that MultiPlan generates by processing 370,000 medical claims per day, to save the industry over $19 billion annually, working with a customer base of over 700 commercial insurers today, as well as consumers who are shouldering more of the burden.

Dale White:

We stand behind the promises and commitments we make to our customers, collaborating with them, helping them improve their performance, grow revenue, and advance their competitiveness.

Paul Galant:

By any measure, as I look at MultiPlan, it really is a world-class technology and value add transaction processing company. I look at it from this lens importantly, because the strong foundation in technology is going to be critically important to support MultiPlan strategy. That strategy is to extend its platform to adjacent payer customer segments, including government and property and casualty insurers, as well as expanding into new customer segments with value added services, targeting millions of healthcare providers and consumers.

Speaker 1:

And they've laid the groundwork for a high-growth opportunity using AI and machine learning to continue to innovate.

Bill Veghte:

MultiPlan stands uniquely. Unique in its data, unique in its technology, unique in the relationships and partnerships it's accrued for decades. Unique, as a result, to expand its value and partnerships across the entire ecosystem, from insurers, providers, to patient services.

Speaker 1:

The time is right for investors to accelerate growth. Together we'll help more payers, help more healthcare providers, help more consumers, and help shape the healthcare industry for the future. MultiPlan, the country's leading transaction processing and analytics company, serving the critical and growing healthcare ecosystem.

Michael Klein:

Thank you very much. It's Michael Klein, chairman and CEO of Churchill Capital. I'm joined today for this presentation by Mark Tabak, the chairman and CEO of MultiPlan, where he has led the business for three decades, Dave Redmond, the CFO of MultiPlan, Dale White, the EVP and head of sales and account management of MultiPlan, and two of my operating partners, Bill Veghte, who was the CEO of Microsoft's Windows business for approximately 20 years and then went on to be the COO of Hewlett Packard, helping the turnaround with Meg Whitman, and in addition, Paul Galant, who ran Citi Group's payments processing business for more than 10 years and has been a leader in payments, FinTech and transaction processing for the better part of three decades.

Michael Klein:

For those of you that are investors in Churchill Capital, you know that we are the first dedicated general partnership focused on creating public equity vehicles. The public equity vehicles that we create are differentiated because they're large. Churchill Capital III is $1.1 Billion. We invest a substantial amount of capital in them. Our board puts approximately $200 million in Churchill Capital vehicles. We have a group of financial partners that include long equity investors, technology family offices, and large credit firms who partner with us to allow us to have the unique ability to guarantee companies that we can close and list their businesses publicly.

Michael Klein:

But most importantly, we have a set of operating partners who help us both evaluate and operate and lead and grow businesses. They include Alan Mulally from Ford and Boeing. They include Jony Ive from Apple. They include Joe Ianniello from CBS, Jorma Ollila, who created and founded Nokia's telecom business and went on to be the chairman of Shell, and of course our two operating partners that I've described to you today. This transaction that we're here to discuss MultiPlan is very analogous to the last transaction we were fortunate to complete with my long-term partner, Jerre Stead.

Michael Klein:

Jerre Stead worked with us to merge Churchill I into Clarivate, leading information services company in the intellectual property space. That company was a company that, like MultiPlan, had high recurring revenues, was levered by a private equity firm who had an operating plan to grow the business slowly and pay down debt to create equity value. And under Jerre's leadership, we merged the company into Churchill I. We invested in debt paydown. We invested in organic growth, and we've invested in acquisitions, including three acquisitions we've already completed. That company, from May of 2019 until today, has grown its equity value from $3 billion to $9 billion.

Michael Klein:

Not only have we changed the trajectory of that business under Jerre's leadership, but we've also focused the public equity investors on understanding the recurring cashflow nature, and valuing the business, not as a LBO EBITDA company, but based upon its free cashflow generation and its earnings generation. MultiPlan is, if anything, a larger, greater scale and more attractive company for us to take public. MultiPlan is a business that I've known since 2013. It's a leading technology enabled payment processor that does the incredible of making US healthcare more affordable. In fact, the company saved the US healthcare system more than $19 billion last year alone. That number increases every year.

Michael Klein:

The company has a unique network that it's built over 40 years, which includes 700 of the largest payers in the country. Think insurance companies and government agencies. It has 1.2 million of the best providers under contract, that includes hospitals, surgery centers, doctors, and it serves more than 60 million consumers that are employees of employers that use insurance companies that contract with MultiPlan. Many of those consumers have a card in their wallet that might say United on one side or Cigna, and on the back, it says MultiPlan. Insurers want MultiPlan's name on their card because it ensures that healthcare is delivered affordably and best in class.

Michael Klein:

That network is combined with an incredible proprietary dataset, more than 3.5 petabytes of data, more than one billion historic claims covering all demographics, all surgeries, all procedures, all therapies, in the United States. The company has the ability to process an extraordinary amount of volume seamlessly. 98% of their volume never touches human hands. Their gross billings volume of charges process is $106 billion. That $106 billion generated through 370,000 claims processed per day, each and every day. When applied against the proprietary algorithms that the company has generated approximately $45 billion last year of claims that had either an aberration, a misspend, an overbilling, excess charges or waste fraud and abuse.

Michael Klein:

Through MultiPlan's analytical engine, their patented systems, they found $19 billion of savings against those 45 billion of claims. The model is very clear. They focus on reducing costs, making healthcare more affordable. Significant volume, $106 billion, that yields a fee for service that is approximately $1 billion per year. And that fee per service, because of the company's automated network, generates cashflow of approximately $800 million per year. And in fact, in 2021, we believe the business will generate $1.1 billion of revenue, based upon its existing contracts that are long-term, recurring, and have virtually no churn, including, as you see below, from 10 of the top 10 payers in the country, all of whom have been customers for a very long time, on average of 20 years. That 1.1 billion of fees will generate about $860 million of cashflow and more than $400 million of free cashflow.

Michael Klein:

MultiPlan has been one of the most successful equity return companies in the United States. The company received its first institutional investment from General Atlantic in 2004. Subsequently, General Atlantic sold to Carlyle Group in 2006 for a value of about a billion dollars, who turned and sold the business in 2010 to Silver Lake and BC Partners for about $3 billion. They took dividends and sold in 2014 to Partners Group and CV Starr for 4.4 billion, who took dividends and handed the company to Hellman & Friedman, and two years later for 7.5 billion. Hellman & Friedman has been a longstanding owner of the business and will continue as a partner of ours, listing MultiPlan as part of its next phase of extraordinary growth. Hellman & Friedman took dividends out in 2017 and 2018 valuing the business at $10 billion.

Michael Klein:

Now, there's nothing wrong with that fantastic track record. Very few companies with very few leaders have generated more than elevenfold returns in a 15 year history. Mark Tabak, the CEO, is one of the great equity returns creators, always in the private market. But what's more extraordinary about that is not just that private equity made these returns, not just that this shows that many private equity players have a very short term horizon, not investing necessarily in the long-term growth as much as turning the company in two or three years, but what makes this more impressive is organically, the company has grown from 300 million in revenues to over a billion in revenues. It has grown from under $100 million of EBITDA to over 860 million of EBITDA.

Michael Klein:

EBITDA to over 860 million of EBITDA all during a period where private equity firms kept the business levered at approximately 7.5 times debt to EBITDA for 17 years. Now that's an extraordinary amount of leverage, which means that this management team has been incredibly deft at keeping low costs. Being able to process enormous volumes and growing organically with limited excess capital. In fact, the two investments that they made of any scale were for $55 million in 2011 and $50 million in 2014. That's about $105 million of discretionary CapEx for an $11 billion company over 17 years. That's quite extraordinary.

Michael Klein:

What's most extraordinary is the network is so unique, so valued by all of the customers in the healthcare ecosystem, that those two small investments help to fuel revenues of about 70% of the company for products that did not exist prior to 2013.

Michael Klein:

MultiPlan aligns very well with the mission and focus of Churchill. I've mentioned the consistency to Clarivate, but let me be clear. We are very long-term investors. We don't have a fund. We're investing for decades. We have a view that we would seek to be investors in companies that we're proud to invest in and build. We also want to make sure the businesses we invest in our leaders and are run by successful and impressive leaders. And also that they have growth embedded that allow the companies to be appropriate, growing, attractive public companies. We're not in the business of buying LBOs. We're in the business of investing behind growing companies.

Michael Klein:

MultiPlan has the benefit of being in a high growth industry. The US healthcare industry is $3.5 trillion, 20% of GDP. And it grows 6% to 9% annually for the past 30 years. More important than that, because the company has been so focused as a levered entity, it has become a leader, a proven leader in making US healthcare affordable in a small sliver of the market, which is called the out of network market. It's only $6 to $8 billion of addressable market. They're same payer customers. They're same providers, the same consumers that hold their cards have the same operations, surgeries, procedures in what's called the in network business where they live. And that market is eight times larger.

Michael Klein:

In addition, automotive insurers who have claims that come from collisions, where 85% of that claim is healthcare, are also potential customers of this company. Both the in network market, which is eight times larger than the current addressable market, the auto insurance market and other areas of growth have not been approached by MultiPlan to date because of the short term ownership and the leverage of the business historically.

Michael Klein:

Going forward, this company will invest directly in using their proven services with their existing customers to expand and extend and enhance their business. We believe that through the strategy of using their existing services with their existing customers, they have the ability to double revenues in the next five years. Now that's before addressing large other markets, including international. The company has been an entirely US company. Its claims management technology, its patented software, and its proprietary algorithms can be also used internationally. The company has, as I've mentioned, extraordinary financial characteristics, having 100% contracted revenues and no churn with companies with a 20 year relationship and strong cashflow driven characteristics because they create such value by providing expense reduction for their customers. As I mentioned, we have partnership with both management and Hellman & Friedman who are rolling in excess of $4 billion into this public company. Our board is rolling $400 million and we raised $3.7 billion between Churchill 3 with 1.1 billion. And the $2.6 billion committed to us in common equity and convertible preferred.

Michael Klein:

The impact of all of that equity is to bring down the leverage level of this business from over seven times where it has historically been to less than 5.8 times today, overall, and 4.1 times at its operating company, and 4.1 times on a current cash pay required basis. That's an extraordinarily flexible capital structure for this business to grow. And it's critical for our investors at Churchill to set the business up with an entry value that's attractive for all. We negotiated this transaction in March or April. The markets have become quite successful since then. We negotiated this basis, this company to be on a discounted multiple of EBITDA versus its direct comparables. That's a little less than 12.9 times EBITDA compared to 15 times for healthcare IT companies like Inovalon and HMS, but also 24 times for data analytics companies and payments processors, which is more than 70% of our business today.

Michael Klein:

In addition, and more importantly, because this is a public company that will trade going forward based upon its strong free cashflow, we've set this business up at 15 times free cash flow, which compares extremely favorably to more than 31 times for both healthcare IT companies and data analytics and value added payments processors.

Michael Klein:

Put together, we are taking a business that based upon its LBO strategy and contracted business growing by virtue of the expense growth in the US healthcare system, which has grown every year for 30 years, the revenues in the LBO case would go from a 1 billion to 1.4 billion, EBITDA would grow from 800 million to 1.1 billion. Because we're going to take the equivalent of one year that would have been debt paid down under the LBO case, we're going to invest that in marketing, in CapEx, in R&D. We will be able to grow the business to 1.7 to 1.9 billion of revenues. That takes a 6% organic grower to 11 to 15% and take the EBITDA from 1.1 billion to 1.3 to 1.4 billion of EBITDA, which we believe will create extreme value for all of us.

Michael Klein:

Now to be granular, and you'll hear this from Mark, because this company has such strong relationships. It has a sales force that's less than 50 people. Immediately prior to closing, we will be adding sales forces to each of the new markets, building an international plan, building a plan against the property and casualty business. This is blocking and tackling to achieve this plan. And as we've indicated, because not only have we set this up at 15 times free cash flow, which has half of the multiple of the payer focused IT and payments processing companies. But in addition, the investors that know this company best for the past 10 years, the bond investors that have seen this business as a stable, consistent growing company, that's extraordinarily well-managed by leaders have invested behind this in a convertible that converts at a value of $15 billion versus our entry value on a firm value basis of $7 billion.

Michael Klein:

We believe that this is not your father's MultiPlan. This is a company that is historically very capable of reducing the cost structure in US healthcare and generating a fair fee for service and strong cash flows. Going forward, the business will be invested in for growth underneath the capable leadership of Mark Tabak, who's been the chairman and CEO who has a phenomenal short game of creating returns for seven of the most particular investors in the world in the private equity space, but also a fantastic long game having a strategy to make US healthcare more affordable for more people more consistently. Mark?

Mark Tabak:

Thank you. Thank you, Michael. Every call in MultiPlan was a cost containment business in a single market with one product, less than $10 million of EBITDA. We've grown the business significantly. And today MultiPlan is a market leader in the out of network healthcare cost management and claims processing industry. Our track record of success is evidenced by our deep and long standing client relationships. We provide our services to over 700 commercial insurers and other payers in the US including all 10 of the top 10 payers, many of whom we have served continuously for more than 20 years.

Mark Tabak:

With that, let me walk you through the waterfall of our business. We have five simple business drivers: number of claims, processed value, proclaim, percentage of overbuild claims, average size of savings per claim, and our share of the savings. The number of claims we process has grown steadily as the population has grown and healthcare services have expanded. We will accelerate our claims processed by entering into new market segments like government and in network. Rising costs will increase the average amount per claim. Costs rise at four to 5% per year. We expect that to continue going forward.

Mark Tabak:

Percentage of overbuild claims depends on each segment, but it's expected to increase as clinical complexity and network arrangement complexity grows. Average size of savings for claim will increase as we further refine our algorithms to get even better with more granular data and by further leveraging artificial intelligence and machine learning. And finally, MultiPlan shares savings really depends on a host of variables, including volume and service levels with our customers. Our platform connects 700 plus payers and their 60 million consumers to MultiPlan's 1.2 million providers and our full suite of services that reduce medical costs.

Mark Tabak:

Thanks to our long standing operating history and scale, no other company offers this reach and breadth of services. Using our data and proprietary algorithms and IP, we process claims data and drive medical and administrative savings across the entire healthcare sector. The building blocks of the platform, our data and algorithms, if you will, can not be replicated anywhere else. It is our competitive advantage. It is our moat, if you will. We use it to process over 135 million claims and generate more than $19 billion in savings for our customers last year.

Mark Tabak:

Our products are powered by our platform. We have three distinct core offerings: analytic-based services, network-based services and payment integrity services. Analytical based services use our data and technology to determine fair reimbursement for claims not priced under a network contract. These services help us identify more suspect claims and drive higher savings from each, which means more savings in total across the network and higher revenues for us. Network-based services or contracts with healthcare providers for discounted rates in exchange for access to patients. This is our legacy business that enabled us to build the data, network, and platform we have today. And payment integrity services identify improper charges like errors, waste, and abuse, and fraud. It is the smallest of our three today, but growing fast and represents a great opportunity for us looking forward.

Mark Tabak:

It is the power of all three of these product lines working in concert that compels our commercial payer customers to give us their claims and compels government and PNC payers to start leveraging MultiPlan. We have a differentiated one of a kind platform and the stats to back that up. We now have over three petabytes of claims data, having just surpassed a billion claims processed. This broad type of data is what will make AI and machine learning algorithms more important. We are deploying and so powerful. No one else has data this robust. Our best score cybersecurity score is the best among tech companies focused in healthcare. We have certifications of excellence from NISD, High Trust and others. We have excellent customer satisfaction scores. Our staff is extremely dedicated to our work and our mission, which is shown by our extremely low attrition rates. And all of our software versions are up to date. We have virtually no legacy software on our platform. These elements give us confidence in our ability to scale the platform as we implement our new growth strategy. The overall US healthcare system is mass...

Mark Tabak:

The overall US healthcare system is massive at three and a half trillion dollars. It is almost 18 to 20% of the US GDP and expands every year because of aging, growth and new technologies. We are on the front lines of these trends working to reduce healthcare costs.

Mark Tabak:

Today, we are the leader in payer at a network segment with a addressable market of six to $8 billion. But we recognize that the TAM we could service in the future is more than $50 billion across payers and through those payers to providers and consumers. It represents a tremendous growth opportunity for us and we have a solid plan to seize that opportunity, which we will walk you through now.

Mark Tabak:

Today we are the clear leader in the atom network market, which represents an estimated TAM of six to $8 billion. The merger with Churchill enables us to extend and expand our platform to address a much larger TAM that all told is up to five times in which we operate today. This obviously represents a tremendous growth opportunity for us, and we have put in place a three part strategy to execute our growth plans.

Mark Tabak:

Our three part strategy enhances, extends and expands our platform to get at the bigger TAM and the resulting increase in revenues and EBITDA. The execution of the strategy drives the corresponding TAM revenue and EBITDA projections shown on the page here. When you add it all up, we have the building blocks that translate into a financial projection shown to the right.

Mark Tabak:

With the help of Churchill, we have developed the 180 day plan to implement our enhanced extend and expand growth strategy. Key initiatives include refining our scorecards and KPIs for the Salesforce, building out our business development functions, refreshing our product roadmaps, improving our go-to-market effectiveness and launching efficiency campaigns and further automating manual processes.

Mark Tabak:

Longer term we expect to continue to drive our growth strategy by executing a creative tuck in acquisitions and transformation M&A activities. Continuing to recruit and retain top tech talent, leveraging API APIs to develop products, to serve new customer types and building robust business development capabilities.

Mark Tabak:

MultiPlan has a superb track record of executing highly accretive strategic tuck-in M&A activities, with acquisitions such as NCN and Medical Audit & Review Solutions. These acquisitions have enabled us to rapidly add products and deepen our customer relationships. With the combination with Churchill, we intend to step up our M&A activities to help us accelerate the execution of our strategy. And in fact, have already begun to assess potential targets that fit with the strategic thesis we are presenting here today.

Michael Klein:

Thank you, Mark. As we have indicated throughout this presentation, MultiPlan has a very attractive business model that generates very high quality financial performance. First and foremost, the revenues are recurring revenues from long-term contracts with customers that they've had for more than 20 years with no churn.

Michael Klein:

Secondly, the business is an extraordinarily automated business. 98% of claims come through direct integration, never touch human hands and are processed on the same day. Because these claims come after healthcare is provided and before payment is made, the company takes no healthcare, no malpractice, no legal issues, because it does not dispense healthcare advice. Because it instructs its insurers what to pay before payments it has a high level of efficiency because it limits the payments from the insurers before the payments are made and then have to be adjusted.

Michael Klein:

The business has high visibility. The contracts exist over multiple years and healthcare expenses having risen for 30 years in a row are very predictable. The volumes are extremely high, 106 billion of billings, which are the gross volumes that the company undertakes. Generates because of their proprietary algorithms consistently approximately 45% fails, 45% aberrations, 45% excess billings or waste, fraud and abuse.

Michael Klein:

And then when the algorithms are applied to both apply in network and out of network discounts, as well as to adjudicate what are the appropriate bundling and billing metrics, $19 billion is saved. And that $19 billion provides a fee for service that is a tiny fraction of the savings to MultiPlan. Approximately $1 billion of revenues growing to $1.1 billion in our forecast year. Because of the company's high efficiency it generates about an 80% EBITDA margin, so approximately $860 million of EBITDA in 2021. We believe the organic growth is 6% or higher. And the long-term conversion of free cash flow is approximately 60 to 70% per year.

Michael Klein:

As we look at MultiPlan and it's forecast, LTM through the first quarter was up and on 106 billion of billings, was just under 1 billion of fee for service or revenues, about $760 million worth of EBITDA. The expectation is that 2021 will see about 115 to 120 billion of gross claims processed, which will yield about $1.1 billion in fees or revenues. That will generate approximately $860 million worth of EBITDA.

Michael Klein:

I will note that as we negotiated this transaction in March, COVID was beginning. The company took a very hard pen to its plan and put in place a cost structure to deal with what could have been a 135 to $150 million decline for Q2 and Q3 for COVID. The company has performed far better than that and on the revenue side was only down about $40 million in Q2.

Michael Klein:

But this pent up demand for elective surgeries, be it stents or open heart surgery or knee repairs or anything else, will yield great strength to the business going into Q4 when we close and 2021. And we feel very confident and comfortable with the company's 2021 forecast.

Michael Klein:

Going forward, the LBO case with no investment, based upon contractual business and the growth in the healthcare system, should grow in line with healthcare IT, which was six to 8%. Our investment, which we believe will be several hundred million dollars over the next five years in marketing, R&D, capex, will drive our strategic plan growth to 11 to 15% in line with data analytics and payment processing companies.

Michael Klein:

But unlike data analytics and payments processing companies on the whole, this growth will come principally from existing services we provide with existing customers we have, opening up incremental opportunities for us to save them more money.

Michael Klein:

As I mentioned earlier, this company has less than 50 salespeople. We will add 25% new salespeople to address these new markets immediately prior to close. The company has a strong margin in line with best in class, data analytics and payments processing companies. And of course, far better than it's healthcare IT peers that we have been using for our multiples, for which we are a 50% discount. Those companies have half or less of the margin of MultiPlan.

Michael Klein:

And the free cashflow conversion of 60 to 70%, again, is directly in line with the data analytics and payment processing space. And on that basis, our 2025 illustration and our plan going forward would generate between 750 and $925 million worth of free cash flow for shareholders.

Michael Klein:

The transaction is quite simple. We're merging MultiPlan into Churchill. The sponsors and owners of MultiPlan, Hellman & Friedman, and management will roll more than 75% of their collective stakes in the company. They will, as a result, retain ownership day one of just over 60%. The public will have ownership of approximately 40%. This is the creation of a highly liquid, good size IPO on the New York Stock Exchange.

Michael Klein:

The capital structure, which will be a capital structure that drives growth for the company, will take our $1.1 billion of Churchill III cash and add to that the $2.6 billion of commitments that are in hand from great investors, including sovereign wealth funds, institutional investors, mutual fund complexes, technology firms, and other direct investors including our board, which will invest an incremental $200 million in the transaction.

Michael Klein:

Collectively the $1.3 billion common offering at $10 will be married with a $1.3 billion convertible preferred, which is a 6% cash pay holding company, covenant-lite structure that converts at $13 per share, or the equivalent of a $15 billion value. That security is a fantastic evidence of the support in MultiPlan. The bond holders that have owned this business for more than 10 years, have been extremely attracted to invest in the upside of this business. And we have large commitments of in excess of $250 million each in that security.

Michael Klein:

The combination of that $3.7 billion will be used to buy back enough of the sponsor shares to make the board an independent board. We will now have a board that is constructed as three Hellman & Friedman nominees, three Churchill appointees, including myself, Bill Veghte, as I described from Microsoft, and from HP and now, Athena partners. And Glenn August from Oak Hill, who has been a bond holder for a decade and is investing $500 million in this company, four independents and the CEO. It will be a best in class governance board.

Michael Klein:

The remainder of the cash that is being raised will go immediately to the balance sheet. Paying off 9% holding company securities, paying off seven and one eighths percent operating company securities, bringing the consolidated leverage down to 5.8 times immediately. It'll be in the fours next year. And bringing down the operating company leverage and the cash pay required leverage to just over four times.

Michael Klein:

It's an incredibly flexible balance sheet. And the convertible layer allows us to put in place debt to fund acquisitions, which we will make and have already begun the process of negotiations. From an equity perspective, Hellman & Friedman management and the sponsor will not only be rolled over, but we will be locked up. In addition to that, Churchill, which it always does, has taken its ownership more than $100 million between the direct involved partners, operating partners and financial partners. And that base of equity has been unvested from its current ownership and will only vest when the stock achieves a 25% return for the IPO and the pipe investors at $12.50 per share.

Michael Klein:

Finally, the transaction has gotten immense support from our shareholders. $700 million out of the billion one provided forms of support and commitment letters to allow Hellman & Friedman to have the confidence in a close. And between the 2.6 billion raised, the $700 million of commitments that we have, the company more than exceeds the cash needed to close the transaction and has more than the supported needs to close the transaction.

Michael Klein:

We expect to file the proxy within 10 days. It's almost complete. The proxy can be distributed in the third quarter of this year, and we intend to close as quickly thereafter as possible.

Michael Klein:

I'll conclude by saying the following. MultiPlan is simply a great business. It reduces the cost of healthcare in the US to make healthcare more affordable for more people. Last year alone it saved $19 billion. It is on the right side of healthcare. That is a critical feature of healthcare. That is a critical feature. The company is embedded in its network of clients. It is a critical part of the workflow of payers and providers, and it takes its proprietary IP, it's unique and patented service, and its proprietary algorithms and it creates a service independent of any payer and independent of any provider that is unmatched, unrivaled, and cannot be created again.

Michael Klein:

The company has long-term contracts with all of its payer customers and deep relationships, on average 20 years with its top 10 customers. The revenue base is recurring, contracted, no churn, predictable based upon the increase in the cost in the healthcare business. And because the management has had to run the business at seven and a half times leverage for 17 years, they've made it incredibly efficient. They take $19 billion of savings, get a fee for service that's pennies on the dollar from the payers yielding about $1 billion in fees that generates $800 million in cashflow.

Michael Klein:

This company, while not in the public markets has yielded returns for its investors that are simply extraordinary and between GA and Silver Lake and Hellman & Friedman, these are some of the best growth technology investors in the business, and all of them have wished that like Hellman & Friedman, they'd held on long enough to compound.

Michael Klein:

The merger fits our plan, which is to create financial flexibility for great companies to grow more rapidly in the public market than they'd grow in the private market levered. Transparency and extra capital to pay down debt and fund growth will allow Mark Tabak and his team to execute the strategic plan they have hoped to achieved for decades and take an already growing company with high returns and make it an incredibly unmatched payments process strategic value creator. Thank you.

Doretta Mistras:

Thank you everyone. This is Doretta Mistras from Citi. We will now answer questions. So the first question is, can you please discuss your historical versus projected growth?

Mark:

Since 2010, the business has grown at 6% organic growth. From 2018 to 2020 performance was impacted by a couple of idiosyncratic temporary events that we believe are behind us, and we are now well positioned to take advantage of our future growth opportunities. The majority of the decline in revenue from 2017 to 2019 was a one-time Blue Cross Blue Shield policy change and its impact on a large client, Anthem.

Mark:

This issue has now been completely rectified and Anthem has been ramping up claims volume and revenues with us since the beginning of 2020. COVID also impacted 2020 performance, which we walked through in our presentation. However, we expect the business to revert back to our Q4 '20 plan run rate growth as healthcare utilization returns, positioning us to continue our strong trajectory in 2021 and beyond.

Doretta Mistras:

Thank you. The second question, why haven't you pursued the extend and expand opportunities in the past?

Mark:

We've been owned by more than five different private equity firms over the past 15 years, and have always operated at a very high leverage level. Most of the focus was on growing the existing business and maximizing cashflow generation. The Churchill transaction will allow us to deliver and establish a public company currency, which will unlock significant growth opportunities across both existing and new customers and across existing and new market segments.

Doretta Mistras:

Can you discuss customer concentration and how you've managed that over time?

Mark:

Sure. As a data analytics and value-added payment processor serving the commercial insurer payer segment, customer concentration is by definition the only path to leadership and scale. Our 700-plus commercial insurance customers make up almost the entire industry. There's a natural concentration of revenues with the largest companies because of their disproportionate claims volume. Our top five customers are the largest commercial insurers that have grown through massive consolidation and have had a contractual relationship with MultiPlan for decades.

Mark:

We are a strategic partner for our clients and have a seat at the table in solving business problems and driving incremental revenue and savings for them. I would also say that our strategy of enhancing, extending, and expanding our platform, which includes aggressively expanding further into government, property casualty, third party administrators, and dental, all of which represent consumer diversification and opportunities for us as well.

Doretta Mistras:

You talked about operating as a highly-levered company. Are you comfortable with your proforma leverage? And do you have a target leverage for the business?

Michael Klein:

I think I'll jump in for that. The company has been historically comfortable living in a leverage of seven times or more because of its extraordinary financial consistency. This transaction brings total debt down to under 5.8 times and the operating company debt, or the cash pay debt, down to about 4.3, point 4.4 times. That's an extraordinarily comfortable leverage point for the company to be able to fund investments and acquisitions.

Michael Klein:

The capital structure as well, with a significantly flexible holding company convertible with no covenants, will allow us to build and acquire with this balance sheet. But over time we would see de-leveraging to bring the debt levels to about three and a half to four times on a consistent run rate basis.

Doretta Mistras:

Great. We'll take one final question. What is the potential impact of potential surprise billing legislation or any other meaningful regulation to your business?

Mark:

Very good question. It's been in the news a lot lately. We do not expect surprise billing legislation to be a priority in the near term, nor do we anticipate that it will be a priority as the election cycle ramps up. Especially as providers struggle with the economic impact of COVID-19, we do not expect that legislation reducing rates paid to healthcare providers, who've been engaging in heroic work for the American people to be a popular or a viable legislative position.

Mark:

In the event that a version of surprise billing is passed, I would make the following comments: One, there will likely be a two-year window for the Department of Health and Human Services to develop the rules and guidelines for implementation. So under any implementation, it would likely to occur not until 2023. Any potential surprise billing legislation may push payment rates down for emergency care providers among other healthcare segments with high proportions of surprise billing.

Mark:

Most of our business serves large ASO insurers, and is not exposed to surprise bills because the ER departments or the operating room physicians already have existing contracts with MultiPlan. And finally, surprised billing legislation already exists in 28 states where we operate. To date, there has been no material impact on our business in these states. So while surprise billing is not a non-issue, we do not expect it to have significant impact on our business.

Michael Klein:

Thank you very much, everyone for participating in this session. We are pleased to have the opportunity to partner with MultiPlan, its management and Hellman and Friedman. The company is a unique technology-enabled payments processing company that reduces the cost of healthcare in the United States. Its growth rate, its recurring revenues, its margins, and its cash-generating capability will make this company stand out for years to come.

Michael Klein:

The ability to set the company up at a 50% discount to the market on a free cash flow basis, and to raise $3.7 billion of equity or equity-linked capital to pay down debt and fund growth is a unique opportunity for us to back a wonderful leadership and an extraordinary company for future growth and success. Thank you very much.

Forward Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Churchill, MultiPlan or the combined company after completion of the business combination are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various risks and uncertainties, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the transactions contemplated by the transaction agreement due to the failure to obtain approval of the stockholders of Churchill or other conditions to closing in the merger agreement; the ability to meet applicable listing standards following the consummation of the transactions contemplated by the merger agreement; the risk that the proposed transaction disrupts current plans and operations of MultiPlan as a result of the announcement and consummation of the transactions contemplated by the merger agreement; the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the proposed business combination; changes in applicable laws or regulations; the possibility that Churchill, MultiPlan or the combined company may be adversely affected by other political, economic, business, and/or competitive factors; the impact of COVID-19 and its related effects on Churchill, MultiPlan or the combined company’s projected results of operations, financial performance or other financial metrics; and other risks and uncertainties indicated from time to time in the final prospectus of Churchill for its initial public offering, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Churchill. Forward-looking statements speak only as of the date made and, except as required by law, Churchill and MultiPlan undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Anyone using the presentation does so at their own risk and no responsibility is accepted for any losses which may result from such use directly or indirectly. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak as of the date of this communication. Although Churchill may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the SEC’s website at www.sec.gov.

Additional Information

In connection with the proposed business combination, Churchill will file with the SEC and furnish to Churchill’s stockholders a proxy statement and other relevant documents. This communication shall not constitute an offer to sell or the solicitation of any offer to buy any securities of Churchill or the solicitation of any vote or approval, nor shall there be any sale of securities of the Company in any state or jurisdiction, domestic or foreign, in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed business combination or incorporated by reference in the proxy statement because they will contain important information about the proposed business combination.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

The directors, executive officers and certain other members of management and employees of Churchill may be deemed “participants” in the solicitation of proxies from stockholders of Churchill in favor of the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Churchill in connection with the proposed business combination will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about Churchill’s executive officers and directors in Churchill’s filings with the SEC, including Churchill’s final prospectus for its initial public offering.